Exhibit 99.1

FOR RELEASE AT 3:00 PM CDT
Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL 2012 FIRST QUARTER RESULTS

Milwaukee, Wisconsin – October 27, 2011 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended October 2, 2011.

Net sales for the Company’s first quarter ended October 2, 2011 were $66.4 million, compared to net sales of $59.8 million for the prior year quarter ended September 26, 2010.  Net income for the current year quarter was $1,282,000, compared to net income of $1,418,000 in the prior year quarter.  Diluted earnings per share for the current quarter were $.39 compared to diluted earnings per share of $.43 in the prior year quarter.

Overall sales to STRATTEC’s largest customers increased in the current quarter compared to the prior year quarter levels primarily due to higher customer vehicle production volumes.  Sales to Chrysler Group LLC were $19.8 million in the current quarter compared to $19.6 million in the prior year quarter.  Sales to General Motors Company were $16.1 million in the current quarter compared to $14.8 million in the prior year quarter.  Included in the prior year quarter sales to General Motors were $1.7 million of sales to Nexteer Automotive, formerly a unit of General Motors.  Sales to Ford Motor Company were $8.3 million in the current quarter compared to $5.5 million in the prior year quarter.  Net sales to Hyundai/Kia were $3.8 million in the current quarter compared to $4.3 million in the prior year quarter, a reduction of $0.5 million primarily due to lower vehicle production in the current quarter.

The gross profit margin was 17.3 percent in the current quarter compared to 17.0 percent in the prior year quarter.  The higher gross profit margin in the current year quarter was largely the result of higher customer vehicle production volumes which increased overhead absorption of STRATTEC’s manufacturing costs.  Items negatively impacting the current quarter gross margin were an unfavorable Mexico peso to U.S. dollar exchange rate affecting the Company’s operations in Mexico for most of the quarter, a less favorable product content sales mix and higher purchased raw material costs for zinc and brass.

Operating expenses were essentially flat at $8.2 million in both the current quarter and prior year quarter.

Included in Other (Expense) Income in the current quarter compared to the prior year quarter were the following items (in thousands of dollars):

	October 2, 2011	September 26, 2010

Foreign Currency Transaction Gain (Loss)	$1,699	$(31)
Unrealized Loss on Mexican Peso Option Contracts	(2,305)	-
Rabbi Trust (Loss) Gain	(241)	124
Equity (Loss) Earnings of VAST LLC Joint Venture	(120)	422
Other	(21)	106
	$(988)	$621

Increase (Decrease) Diluted Earnings Per Share	$(.13)	$.11

During the later part of the current quarter, the Mexican peso devalued significantly to the US dollar creating both transaction gains and unrealized losses on our Mexican peso currency option contracts entered into during the later half of fiscal 2011 and early 2012.  Our objective in entering into these currency option contracts is to minimize our earnings volatility resulting from changes in exchange rates affecting the U.S. dollar cost of our Mexican operations.  The unrealized loss recognized in the current quarter results from mark-to-market adjustments as of October 2, 2011 and may or may not be realized, depending on actual Mexican peso to US dollar exchange rates experienced during the balance of the fiscal year.

During the current quarter our joint ventures in China and Brazil both incurred relocation costs associated with moves to new facilities and start-up costs associated with a new product line.  Both of these items caused STRATTEC to incur an equity loss from joint ventures in the current year quarter compared to the prior year quarter equity earnings from joint ventures.  We anticipate these transition costs to continue over most of the remaining fiscal year.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended
	October 2, 2011	September 26, 2010
Net Sales	$66,377	$59,849
Cost of Goods Sold	54,873	49,696
Gross Profit	11,504	10,153

Engineering, Selling & Administrative Expenses	8,208	8,165
Income from Operations	3,296	1,988

Interest Income	17	23
Interest Expense-Related Parties	(31)	(51)
Other (Expense) Income, Net	(988)	621
	2,294	2,581

Provision for Income
Taxes	321	801

Net Income	1,973	1,780
Net Income Attributable to Non-Controlling Interest	(691)	(362)
Net Income Attributable to STRATTEC SECURITY CORPORATION	$1,282	$1,418

Earnings Per Share:
Basic	$0.39	$0.43
Diluted	$0.39	$0.43
Average Basic Shares Outstanding	3,294	3,280

Average Diluted Shares Outstanding	3,326	3,299

Other
Capital Expenditures	$3,492	$1,776
Depreciation & Amortization	$1,652	$1,638

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	October 2, 2011	July 3, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$13,188	$17,250
Receivables, net	41,232	39,649
Inventories	24,312	22,135
Other current assets	15,120	15,368
Total Current Assets	93,852	94,402
Deferred Income Taxes	3,945	3,639
Loan to Joint Venture	1,500	1,500
Investment in Joint Venture	7,293	7,276
Other Long Term Assets	610	635
Property, Plant and Equipment, Net	40,781	40,636
	$147,981	$148,088

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$24,906	$22,851
Other	26,333	28,137
Total Current Liabilities	51,239	50,988
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	6,995	7,036
Other Long Term Liabilities	804	-
Shareholders’ Equity	245,102	243,974
Accumulated Other Comprehensive Loss	(24,619)	(21,750)
Less: Treasury Stock	(136,000)	(136,009)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	84,483	86,215
Non-Controlling Interest	4,460	3,849
Total Shareholders’ Equity	88,943	90,064
	$147,981	$148,088

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended
	October 2, 2011	September 26, 2010
Cash Flows from Operating Activities:
Net Income	$1,973	$1,780
Adjustment to Reconcile Net Income to Net Cash Used in Operating Activities:
Equity Loss (Earnings) in Joint Venture	120	(422)
Depreciation and Amortization	1,652	1,638
Foreign Currency Transaction Loss (Gain)	(1,699)	31
Unrealized Loss on Foreign Currency Option Contracts	2,305	-
Stock Based Compensation Expense	174	143
Change in Operating Assets/Liabilities	(4,749)	(5,453)
Other, net	16	4

Net Cash Used In Operating Activities	(208)	(2,279)

Cash Flows from Investing Activities:
Purchase of Additional Interest in Minority Owned Subsidiaries	-	(22)
Additions to Property, Plant and Equipment	(3,492)	(1,776)
Net Cash Used in Investing Activities	(3,492)	(1,798)

Cash Flow from Financing Activities:
Dividends Paid	(335)	-
Repayment of Loan to Related Parties	(400)	(500)
Exercise of Stock Options and Employee Stock Purchases	16	13

Net Cash Used In Financing Activities	(719)	(487)

Foreign Currency Impact on Cash	357	19

Net Decrease in Cash & Cash Equivalents	(4,062)	(4,545)

Cash and Cash Equivalents:
Beginning of Period	17,250	21,867
End of Period	$13,188	$17,322